UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 19, 2007

VENOCO, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-123711	77-0323555
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 3900
Denver, Colorado		80202-1370
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 626-8300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                       DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

As reported in the Current Report on Form 8-K of Venoco, Inc. filed on February 2, 2007, Venoco has appointed Timothy A. Ficker to become its Chief Financial Officer effective following the filing of its Annual Report on Form 10-K for the year ended December 31, 2006. On March 19, 2007, Mr. Ficker entered into an employment agreement with the company pursuant to which he will receive an annual salary of $220,000 and an annual bonus with a target amount equal to 45% of his annual salary. The other terms of the agreement are identical in all material respects to those of the current executive officers of the company other than Timothy Marquez, the Chief Executive Officer. Also on March 19, 2007, the company granted Mr. Ficker options to purchase 100,000 shares of the company’s common stock at a per share exercise price of $14.97, the closing price of the stock on the New York Stock Exchange on March 16, 2007 (the trading date immediately preceding the grant). The grant was made pursuant to the company’s 2005 stock incentive plan. In connection with the grant, the company and Mr. Ficker entered into a standard non-qualified stock option agreement under the plan pursuant to which the options will vest in 20% increments over a four year period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 23, 2007

VENOCO, INC.

By:	/s/ Timothy M. Marquez
Name:	Timothy M. Marquez
Title:	Chief Executive Officer